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                                                                    EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm in the headnote to the Selected Financial Information of Universal and under the caption "Experts" and to the use of our report dated August 25, 1998 with respect to the consolidated financial statements of Universal Sports America, Inc. at June 30, 1998 and 1997 and for the two year period ended June 30, 1998 included in the Registration Statement on Form S-4 and related Prospectus of Bull Run Corporation.


                                                /s/ ERNST & YOUNG LLP


Dallas, Texas
August 5, 1999